NOTE PURCHASE AGREEMENT

                             BETWEEN

                       PCS EDVENTURES, INC.

                               AND

                        BARRON PARTNERS LP

                              DATED

                        DECEMBER 29, 2005

                    NOTE PURCHASE AGREEMENT


     This NOTE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 29th day of December, 2005 between PCS Edventures!.COM, Inc., a corporation organized and existing under the laws of the State of Idaho ("PCS" or the "Company"), and BARRON PARTNERS LP, a Delaware limited partnership ("Investor").
                      PRELIMINARY STATEMENT:

     WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, a convertible promissory note in the principal amount of One Million ($1,000,000.00) Dollars in the form attached hereto as Exhibit A (the "Note" and, together with certain Preferred Stock of the Company into which the Note may be converted, the "Convertible Security") which Note will be convertible into One Million Six Hundred and Sixty Six Thousand Six Hundred and Sixty Seven (1,666,667.0) shares of Common Stock or Preferred Stock of the Company in accordance with the terms of the Note. In addition, the Company will issue to the Investor two Common Stock Purchase Warrants (the "Warrants") to purchase up to an additional Five Million shares of common stock of the Company at exercise prices as stated in the Warrants in the forms attached hereto as Exhibit B; and

     WHEREAS, the parties intend to memorialize the purchase and sale of the Note and the Warrants.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                            ARTICLE I
      INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties concerning the subject matter of this Agreement shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

1.3  Certain Definitions.   All capitalized terms used in this Agreement that
are not defined in this Article 1 shall have the meanings set forth elsewhere
in this Agreement.   For purposes of this Agreement, the following capitalized
terms shall have the following meanings:

     1.3.1     "1933 Act" means the Securities Act of 1933, as amended.

     1.3.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.

     1.3.3 "Affiliate" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than fifty percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

     1.3.4 "Articles" means the Articles of Incorporation of the Company, as the same may be amended from time to time.

     1.3.5 "Closing" shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

     1.3.6 "Closing Date" means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Note and the Warrants, which shall occur on or before December 29th, 2005.

     1.3.7 "Common Stock" means shares of common stock (without par value) of the Company.

     1.3.8 "Escrow Agreement" shall mean the Escrow Agreement among the Company, the Investor and Hawley Troxell Ennis & Hawley, LLP, as Escrow Agent, attached hereto as Exhibit D.

     1.3.9 "Exempt Issuance" means the issuance of (a) shares of Common Stock, warrants, options or other rights (i) to employees, officers, or directors of the Company pursuant to any stock or option plan (including, without limitation, the Company's 2004 Nonqualified Stock Option Plan) duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) to consultants or advisors to the Company or to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property lease transactions or similar transactions, pursuant to arrangements approved by the Board of Directors, or (iii) in payment of compensation of the Company's directors, (b) securities upon the exercise or conversion of any securities issued hereunder,
(c) shares of Common Stock issued to (i) former shareholders of LabMentors pursuant to the Share Exchange Agreement dated November 30, 2005 (excluding, however, shares of Common Stock to be issued pursuant to the earnout provisions of that agreement if issued for less than $0.50 per share), (ii) certain financial advisors in connection with the LabMentors acquisition, and
(iii) LabMentors' president, Joe Khoury, pursuant to an employment agreement made in connection with the LabMentors acquisition, (d) shares of Common Stock and warrants issued to Cyndel & Co., Inc., a consultant to the Company, pursuant to a Consulting Agreement effective November 1, 2005, (e) shares of Common Stock issuable pursuant to options, warrants or rights outstanding as of the date of this Agreement, (f) shares of Common Stock issuable in payment of noncash dividends or upon conversion of Company's outstanding shares of preferred stock, (g) securities issued pursuant to acquisitions or strategic transactions provided however that there are no variable rate pricing mechanisms without a floor price included in any such transaction (including, without limitation, securities issued in connection with the acquisition of Back-Up Training Corporation of Coeur d'Alene, Idaho), provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

     1.3.10 "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

     1.3.11 "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

     1.3.12 "Preferred Stock" means shares of preferred stock of the Company with rights and preferences set forth in the Certificate of Designations, Rights and Preferences attached as Exhibit A to the Note.

     1.3.13 "Purchase Price" means the One Million Dollars ($1,000,000.00) paid by the Investor to the Company for the Note and the Warrants.

     1.3.14 "Registration Rights Agreement" shall mean the Registration Rights Agreement between the Investor and the Company attached hereto as Exhibit C.

     1.3.15 "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit C.

     1.3.16    "SEC" means the Securities and Exchange Commission.

     1.3.17 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     1.3.18 "Shares" shall mean, collectively, the shares of Common Stock of the Company issuable upon conversion of the Convertible Security and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

     1.3.19 "Subsequent Financing" shall mean any offer and sale of shares of Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Note.

     1.3.20 "Transaction Documents" shall mean this Agreement, all Schedules and Exhibits attached hereto, the Note, the Warrants, the Registration Rights Agreement, the Escrow Agreement and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including (without limitation) the documents listed in Sections 3.2 and 3.3 hereof.

     1.3.21 "Warrants" shall mean the Common Stock Purchase Warrants in the forms attached hereto Exhibit B.


                           ARTICLE II
       SALE AND PURCHASE OF COMPANY'S NOTE AND WARRANTS
                         PURCHASE PRICE

2.1  Sale of Note and Issuance of Warrants.

     (a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date the Note and the Warrants for the Purchase Price. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of the Purchase Price into escrow to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Note and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall register the shares of Common Stock into which the Note is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit C.

     (b) The Note is initially convertible into One Million Six Hundred and Sixty Six Thousand Six Hundred and Sixty Seven (1,666,667.0) shares of Common Stock or (following authorization of such securities) Preferred Stock; provided, however, that the Investor shall not be entitled to convert the Note into shares of Common Stock to the extent that Investor and its Affiliates would beneficially own more than 4.9% of the then outstanding number of shares of Common Stock after the conversion. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

     (c) Upon execution and delivery of this Agreement and the Company's receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor the Warrants to purchase an aggregate of Five Million (5,000,000.0) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the forms of Warrants attached hereto as Exhibit B; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock to the extent that Investor and its Affiliates would beneficially own more than 4.9% of the then outstanding number of shares of Common Stock after the conversion. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

2.2 Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor to the Escrow Agent pursuant to the Escrow Agreement on the Closing Date.

2.3  Allocation of Purchase Price.   Company and Investor agree that the
amount of the Purchase Price allocable to the Warrants is less than the product of (i) .0025, (ii) the number of full years to maturity of the Note and (iii) the stated Principal of the Note.



                          ARTICLE III
             CLOSING DATE AND DELIVERIES AT CLOSING

3.1  Closing Date.   The closing of the transactions contemplated by this
Agreement (the "Closing"), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, the following items at or prior to Closing :

     (a) The executed Agreement with all exhibits and schedules attached hereto;

     (b)  The executed Note;

     (c)  Executed Warrants issued in the name of the Investor;

     (d)  The executed Registration Rights Agreement;

     (e) Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

     (f) Evidence of approval of the Board of Directors and Shareholders of the Company of the Transaction Documents and the transactions contemplated hereby;

     (g) Certificates of Existence or Authority to Transact Business of the Company issued by the Secretary of State of the state of Idaho;

     (h) An opinion from the Company's counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;

     (i)  The executed Escrow Agreement;

     (j) Copies of all executive employment agreements, all past and present financing documentation or other documentation where stock could potentially be issued or issued as payment, all past and present litigation documents and historical financials; and

     (k) Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, the following:

     (a)  A deposit in the amount of the Purchase Price;

     (b) The executed Agreement with all Exhibits and Schedules attached hereto;

     (c)  The executed Registration Rights Agreement;

     (d)  The executed Escrow Agreement; and

     (e) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and
3.3 herein is provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.
3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor at its discretion may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive any of the requirements of the Company under the Escrow Agreement.

                           ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF
                   PCS EDVENTURES!.COM, INC.

     The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Idaho, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Articles of Incorporation and By-Laws. Except for an Amendment to the Company's Articles of Incorporation filed with the Idaho Secretary of State on September 5, 2003 (a copy of which has been separately delivered to Investor), the complete and correct copies of the Company's Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3  Capitalization.

          4.3.1 The authorized and outstanding capital stock of the Company is set forth in the Company's Annual Report on Form 10-KSB for the Company's fiscal year ended March 31, 2005, filed on July 19, 2005 with the SEC and updated on all subsequent SEC Documents, as of the respective dates of such reports. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

          4.3.2 As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares (without par value), consisting of 40,000,000 shares of Common Stock, of which 29,682,003 shares are issued and outstanding, and 10,000,000 shares of convertible preferred stock, of which 15,246 shares are issued and outstanding. The preferred shares are being converted to Common Stock at the rate of five shares of Common Stock for each share of preferred stock, or 76,230 shares of Common Stock in the aggregate. As of the date of this Agreement, there are outstanding options to purchase an aggregate of 4,211,094 shares of Common Stock. All outstanding shares of capital stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. All shares of capital stock described above to be issued pursuant to outstanding options have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. The attached Schedule 4.3 contains all shares and derivatives currently and potentially outstanding. The Company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur.

          4.3.3  Except pursuant to this Agreement and as set forth in
Schedule 4.3 hereto, and as set forth in the Company's SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

          4.3.4 The Company on the Closing Date (i) will have full right, power, and authority to issue, sell and deliver to the Investor the Note and the Warrants hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Convertible Security or exercise of the Warrants, the Investor will acquire good and marketable title to the Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on exercise or conversion in certain circumstances.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Note and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action; and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or Bylaws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company's Annual Report on Form 10-KSB, filed on July 19, 2005 with the SEC, contains the audited financial statements of the Company for the fiscal year ended March 31, 2005. The Company has previously provided to the Investor the audited financial statements of the Company as of March 31, 2005 and for the six months ended September 30, 2005 (collectively, the "Financial Statements"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company as of its date thereof, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents changes in stockholders' equity and changes in cash flows, as the case may be, of the Company for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7 Compliance with Applicable Laws. The Company is not in violation of, and, to the knowledge of the Company, is not under investigation with respect to or has not been given notice or has been charged with the violation of, any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock on form 8A pursuant to Section 12(g) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. To the knowledge of the Company, no litigation, claim or other proceeding before any court or governmental agency is pending or, to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Exemption from Registration. Subject to the accuracy of the Investor's representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Note and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Convertible Security, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Convertible Security and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Note and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or
Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities "blue sky" laws depending upon the residency of the Investor.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Note or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Note or the Warrants under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since September 30, 2005, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since September 30, 2005, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.17 Independent Board. As of the date of this Agreement, the Board of Directors of the Company consists of four directors with a majority being independent as defined by the NASD. At the Closing, the Board of Directors of the Company shall consist of four directors, three of whom shall be independent. As of the date of this Agreement, the Audit and Compensation Committees of the Board of Directors of the Company are, and at the Closing will be, comprised of independent directors.

                           ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. The Investor was not formed for the purpose of investing solely in the Note, the Preferred Stock, the Warrants or the Shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's limited partnership agreement or other organizational documents or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents,
(iii) able, by reason of the business and financial experience of its general partner and its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7 Knowledge of Company. The Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor's investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor's investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company by the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10 Payment of Due Diligence Expenses. At Closing, the Escrow Agent shall disburse to the Investor Forty Thousand Dollars ($40,000.00) for due diligence expenses.

                           ARTICLE VI
                    COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Convertible Security and the Warrants.

6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws.

6.4 Exchange Act Registration. The Company will continue its obligation to report to the SEC under Section 13 of the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5 Corporate Existence; Conflicting Agreements. Except as otherwise provided herein, the Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled all preferred stock in the Company. For a period of two years from the Closing or such earlier time as Investor holds less than 10% of the Shares or a Convertible Security convertible into less than 10% of the Shares, the Company will not issue any preferred stock of the Company (with the exception of Preferred Stock issued to the Investor upon automatic conversion of the Note under Section 2.1(a) of the Note) senior to or on a parity with the Preferred Stock as to dividend, redemption or liquidation rights.

6.7 Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. For a period of two years from the Closing or such earlier time as Investor holds less than 10% of the Shares or a Convertible Security convertible into less than 10% of the Shares, Company will not issue any convertible debt with the exception of Convertible Debt issued to the Investor.

6.8 Debt Limitation. For a period of two years from the Closing the Company or such earlier time as Investor holds less than 10% of the Shares or a Convertible Security convertible into less than 10% of the Shares, the Company will not enter into any new borrowings of more than three times as much as the sum of the EBITDA from recurring operations over the past four quarters.

6.9 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of two years from the Closing or such earlier time as Investor holds less than 10% of the Shares or a Convertible Security convertible into less than 10% of the Shares the Company will not enter into any transactions that have any reset features that could result in additional shares being issued. For the purpose of this Agreement, a "reset feature" is a provision that would cause the contract to qualify as a Variable Rate Transaction (as defined in Section 6.17).

6.10 Independent Directors. The Investor acknowledges and agrees that a majority of the Company's directors are qualified independent directors, as defined by the NASD. If at any time after Closing the Company's board of directors shall not be comprised of a majority of qualified independent directors, the Company shall act promptly to appoint additional independent directors as necessary to assure that the board is comprised of a majority of
independent directors.   If at any time after Closing the Company's board of
directors shall not be comprised of a majority of qualified independent directors for reasons other than the death, disability or resignation of independent directors, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to one (1%) of the Purchase Price for each month in which the Company's board is not comprised of a majority of independent directors, payable monthly in cash or notes at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.11 Independent Directors Shall Comprise a Majority of Audit and
Compensation Committees. The Investor acknowledges and agrees that the Company's audit and compensation committees are currently comprised of qualified independent directors, as defined by the NASD. If at any time after Closing the Company's audit and compensation committees shall not be comprised of a majority of qualified independent directors, the Company shall act promptly to appointment of a majority of outside directors to the audit and compensation committees of the board of directors. If at any time after Closing such independent directors do not compose the majority of the audit and compensation committees for reasons other than the death, disability or resignation of independent directors, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to one (1%) of the Purchase Price for each month in which the Company's audit and compensation committees are not comprised of a majority of independent directors, payable monthly in cash or notes at the option of the Investor.
The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.12 Use of Proceeds. The Company will use the proceeds from the sale of the Note and the Warrants (excluding amounts paid by the Company for legal and administrative fees, investment banking fees or due diligence costs in connection with the sale of such securities) for working capital and acquisitions.

6.13 Right of First Refusal. Investor shall have the right to participate in any subsequent funding by the Company at one hundred percent (100%) of the offering price.

6.14 Anti-Dilution Price Adjustment. From the date hereof until such time as Investor holds less than 20% of the Shares or a Convertible Security convertible into less than 20% of the Shares, the Company closes on the sale (other than an Exempt Issuance) of a note or notes, shares of Common Stock, or shares of any class of convertible preferred stock (other than the Preferred Stock issuable to Investor upon conversion of the Note) at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock that is less than the Conversion Price (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, "Dilutive Issuance"), the Company shall make a post-Closing adjustment in the Conversion Price of the Convertible Security and the exercise price of the Warrants so that the effective price per share paid by the Investor is reduced to a price determined by multiplying the current exercise price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the shares of Common Stock issuable in the Dilutive Issuance would purchase at the current Conversion Price or Warrant exercise price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of additional shares of Common Stock to be issued in the Dilutive Issuance. For the purposes of the foregoing calculation, the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance shall be determined on a fully diluted basis as if, immediately prior to the Dilutive Issuance, all convertible securities issued by the Company had been fully converted into shares of Common Stock and all outstanding warrants (including, without limitation, the Warrants issued pursuant to this Agreement), options or other rights for the purchase of shares of Common Stock or convertible securities had been fully exercised and converted (and the resulting securities fully converted into shares of Common Stock, if so convertible). Such reduction of the Conversion Price and Warrant Exercise Price shall be made at the time such Dilutive Issuance is executed.

6.15 Adjustment Based on EBITDA. In the event the Company's EBITDA is less than $4.5 million for the audited fiscal year ended March 31st, 2007 as reported to the SEC on Form 10-KSB (where "EBITDA" means earnings before interest, tax, depreciation and amortization as reported from continuing operations before any non-recurring items), then the number of shares of Common Stock or Preferred Stock into which this Note is convertible shall be increased pro rata by the percentage decline in EBITDA; provided, however, that the number of additional shares of Company's Common or Preferred Stock into which this Note shall be convertible shall not exceed 300% of the number of shares into which this Note is otherwise convertible prior to making the adjustment required by this Section 6.15 (initially, 300% of 1,666,667 shares, or 5,000,000 additional shares). For example, the number of shares shall remain at 100% of 1,666,667 shares if EBITDA is $4.5 million or greater and shall be increased proportionately to 150% of 1,666,667 shares if EBITDA is $2.25 million (50% decrease) (for example the number of shares issued to the Investor would be 2.5 million if the EBITDA is $2.25 million).

6.16 Employment and Consulting Contracts. For two years after the Closing or such earlier time as Investor holds less than 10% of the Shares or a Convertible Security convertible into less than 10% of the Shares, Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or NASDAQ.

6.17 Subsequent Equity Sales. From the date hereof until such time as Investor holds less than 10% of the Shares or a Convertible Security convertible into less than 10% of the Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or
(B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.
Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.19 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.18 Amendment to Certificate of Incorporation. At or before the next annual meeting of the stockholders of the Company, the Board of Directors shall propose and submit to the holders of the Common Stock for approval an amendment to the Company's Articles of Incorporation that provides substantially as follows:

     "The Board of Directors is expressly vested with authority to adopt from time to time a resolution or resolutions dividing the Preferred Stock into one or more series and, within the limitations of the Idaho Business Corporation Act, as amended, and these Articles of Incorporation, fixing and determining the preferences, limitations and relative rights of the shares of any series so established including, without limitation, any dividend rights and preferences, conversion rights, voting rights, rights of redemption (including any sinking fund provisions) and liquidation preferences of such series of Preferred Stock. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issue of shares of that series.

     The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent."

6.19 Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.20 If the Company does not receive signatures for the variable rate convertible within 75 days of closing then the Company will pay to Barron as a liquidated damage, not as a penalty, a PIK dividend of 5% a month until the all signatures have been received and the variable rate transaction has been eliminated.

                           ARTICLE VII
                    COVENANTS OF THE INVESTOR

7.1 Compliance with Law. The Investor's trading activities with respect to Shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed. Specifically, but not by way of limitation, Investor will fully comply with SEC Regulations M and SHO, and will not engage in short investments strategies or short sales whatsoever with respect to the Company's Common Stock while Investor owns the Convertible Note, the Preferred Stock or the Shares of Common Stock.

7.2 Transfer Restrictions. The Investor's acknowledge that (1) the Note, Preferred Stock, Warrants and Shares of Common Stock underlying the Convertible Security and the Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note, Preferred Stock, Warrants and Shares underlying the Convertible Security and the Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Note, Preferred Stock, Warrants and Shares underlying the Convertible Security and the Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Note, the Preferred Stock, the Warrants and the Shares underlying the Convertible Security and the Warrants, and, until such time as the Shares underlying the Convertible Security and the Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Preferred Stock or the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

7.4 Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own, directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section
6.19. Pending adoption of such amendment, Investor hereby agrees, for itself and its successors and assigns, that neither this Section 7.4 nor Section 6.19 above or any restriction on exercise of the Convertible Security or the Warrants shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company or the Investor or Affiliates of the Investor.

                          ARTICLE VIII
          CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

     The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.



                           ARTICLE IX
         CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

     The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 Compliance with Covenants. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.



                            ARTICLE X
                TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date

     10.1.1    by mutual written consent of the Investor and the Company;

     10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach, if capable of cure, shall not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all actual out-of-pocket costs and expenses reasonably incurred by the non-breaching party not to exceed $50,000.00.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.


                           ARTICLE XI
                       GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by either party shall be limited actual out-of-pocket costs and expenses reasonably incurred by the non-breaching party not to exceed $50,000.00

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedules, Exhibits and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

               If  to the Company:

               Anthony A. Maher
               Chief Executive Officer
               PCS Edventures!.COM, Inc.
               345 Bobwhite Court, Suite 200
               Boise, ID 83706

               With a copy to:


               _______________________
               _______________________
               Facsimile No.: ___________
               Attn:  _______________, Esq.


               If to the Investor:

               Barron Partners L.P.
               c/o Barron Capital Advisors, LLC
               730 Fifth Avenue, 9th Floor
               New York, New York  10019
               Attn: Andrew Barron Worden

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.









                 [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

COMPANY:

PCS EDVENTURES!.COM, INC.


By:  /S/Anthony A. Maher
Anthony A. Maher
Chief Executive Officer


INVESTOR:

BARRON PARTNERS LP
By:  Barron Capital Advisors, LLC, its General Partner

/s/Andrew Barron Worden
Andrew Barron Worden
President
730 Fifth Avenue, 9th Floor
New York NY 10019

                         Schedule 4.3

                         Capitalization
                   (as of December 21, 2005)

Outstanding preferred stock (in process of converting
to 76,230 shares of common stock)                            15,249 shares
Outstanding common stock                                 29,682,003 shares

                Commitments to Issue Common Stock
                     (as of December 21, 2003

Common stock issuable to former shareholders
of LabMentors (subject to possible downward
post-Closing adjustment of up to 76,956 shares)             700,000 shares

Common stock issuable to J. Khoury pursuant to
employment contract (copy attached).  Contract
provides for bonus of 40% of base salary of $15,000
Cdn per quarter = $6000 Cdn per quarter; converted
to USD at $0.86 USD per Cdn $ and then divided by
$0.70 per share and multiplied by three years.
Contract is terminable 6/1/06 and each year
thereafter on 90 days notice                                 88,455 shares

Common stock issuable to former shareholders of
LabMentors as performance-based earnout, assuming
PCS obtains LM shareholder approval for a floor of
$0.40 per share and LM meets aggressive minimum
target EBITDA levels                                      2,093,750 shares

Outstanding options  (see attached schedule)              4,211,094 shares

Issuable to consultant (see attached Cyndel
Consulting Agreement).  Consulting fee is payable
partly in stock at option of PCS.  Board approved
150,000 shares maximum.                                     150,000 shares

                 Schedule 4.8   List of Brokers


Broker, finder or investment banker for Company: Company shall pay, from the proceeds of the Note, finder's fees of $10,000 to each of Sean Kenlon, Rich Josephberg, Tammer Fahmy, Arthur Whitcomb and Hal Hersh.

Broker, finder or investment banker for Investor:  None

            Schedule 4.13   Material Adverse Events


None.

                           Exhibit A

                  Convertible Promissory Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO
      THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

A NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 29, 2005 (THE "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES
                  WITH RESPECT TO THIS NOTE.

                        CONVERTIBLE NOTE


Date of Issuance:   December 29, 2005
Principal Amount:   $1,000,000.00
Location:           New York, New York



FOR VALUE RECEIVED, PCS EDVENTURES!.COM, INC, a Idaho corporation (hereinafter called "Borrower"), hereby promises to pay to BARRON PARTNERS, LP, 730 Fifth Avenue, 9th Floor, New York, New York, 10019 (the "Holder"), or order, the sum of One Million Dollars and No Cents ($1,000,000.00) ("Principal"), without interest, on September 30, 2006 (the "Maturity Date"), but the maturity of this Note is automatically extended on a month by month basis.

                           ARTICLE I
                       GENERAL PROVISIONS

1.1 Note Purchase Agreement. This Convertible Note ("Note") is issued pursuant to that certain Note Purchase Agreement between Borrower and Holder of even date herewith and is subject to the terms and conditions of that agreement.

1.2  No Interest.   This Note shall not bear interest prior to maturity.

1.3 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of ten percent (10%) per annum shall apply to the amounts owed hereunder.

                           ARTICLE II
                       CONVERSION RIGHTS

     The Holder shall have the right or obligation to convert the Principal of this Note into shares of the Borrower's Common Stock or Preferred Stock as set forth below.

2.1.            Conversion into Borrower's Stock.

     (a) The Holder shall have the right, exercisable at any time from and after the date of issuance of this Note until this Note is fully paid, to convert the entire outstanding and unpaid Principal of this Note upon delivery of a Notice of Conversion in the form attached hereto (the date of giving of such Notice of Conversion being the "Conversion Date") into fully paid and nonassessable shares of Borrower's Common Stock (without par value) at the Conversion Price (defined below); provided, however, that effective as of the date (the "Preferred Stock Authorization Date") of amendment of the Company's Articles of Incorporation to authorize and designate a class of preferred stock subject to the terms set forth in the Certificate of Designations of Preferences, Rights and Limitations attached hereto as Exhibit A (the "Preferred Stock"), this Note will cease to be convertible into Common Stock and will automatically be converted into shares of such Preferred Stock at the Conversion Price. Borrower shall issue and deliver to the Holder, within three (3) trading days from the Conversion Date or the Preferred Stock Authorization Date, as the case may be ("Delivery Date"), that number of shares of Common Stock or Preferred Stock, as applicable, that equals the Principal divided by the Conversion Price.

     (b) Subject to clause (c) below and Section 6.14 of the Note Purchase Agreement, the "Conversion Price" per share of Borrower's stock shall be $0.60.

     (c) The character and amount of securities or other property issuable upon conversion of this Note and the Conversion Price are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

     (i) The Conversion Price of this Note and the number of shares of Common Stock issuable upon conversion of this Note shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

     (ii) In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the Holder, on conversion hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of Borrower's stock at any time issuable upon the conversion of the Note prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such Holder had converted this Note immediately prior thereto.

     (iii) If a Dilutive Issuance (as that term is defined in the Note Purchase Agreement) occurs, then the Company shall adjust the Conversion Price in accordance with the provisions of Section 6.14 of such Note Purchase Agreement, subject to the waiver provision of Section 6.15 thereof.


     (d) In case of any adjustment or readjustment in the price or kind of securities issuable on the conversion of this Note pursuant to clause (c) above, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

     (e) Borrower covenants and agrees to reserve out of its authorized and unissued Common Stock and, on and after the Preferred Stock Authorization Date, out of its authorized and unissued Preferred Stock, that number of shares of capital stock into which this Note may be converted. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares upon the conversion of this Note.

     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part.

     2.3  Maximum Exercise.

     (a) The Holder shall not be entitled to convert this Note in connection with that number of shares of Common Stock which, when added to the number of shares of Common Stock "beneficially owned" (defined below) by the Holder and its Affiliates immediately prior to conversion of the Note, would result in "beneficial ownership" by the Holder and its Affiliates of more than 4.9% of the outstanding shares of Common Stock on the Conversion Date. For the purposes of the immediately preceding sentence, "beneficial ownership" shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

     (b) This Section 2.3 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term "Affiliate" shall mean: (a) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Holder; and (b) any Holder who beneficially owns any shares of the Company's Common Stock.

                          ARTICLE III
                        EVENT OF DEFAULT

     The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of Principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

     3.1 Failure to Pay Principal. The Borrower fails to pay the Principal or other sum due under this Note when due.

     3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Note Purchase Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) business days after the earlier of (i) written notice to the Borrower from the Holder or (ii) the date that the Borrower learns of such breach.

     3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Note Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date (as defined in the Note Purchase Agreement).

     3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiv er or trustee shall otherwise be appointed.

     3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $150,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

     3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

     3.7 Delisting. Delisting of the Borrower's Common Stock from the OTC Bulletin Board ("OTCBB") or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the OTCBB for a period of three consecutive trading days; or notification from the OTC Bulletin Board or any Principal Market that the Borrower is not in compliance with the conditions for such continued listing on the OTCBB or other principal market.

     3.8 Stop Trade. An SEC or judicial stop trade order or principal market trading suspension that lasts for five or more consecutive trading days.


                           ARTICLE IV
                         MISCELLANEOUS

     4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered in the manner and to the address specified in the Purchase Agreement.

     4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     4.4 Assignability. The Borrower may not assign its rights and obligations hereunder without the Holder's prior written consent, which may be withheld in its sole discretion. This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

     4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. If any action is brought between the parties with respect to this Note or otherwise, by way of a claim or counterclaim, the parties irrevocably waive their right to a trial by jury in any such action and on all issues. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     4.7 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower prior to conversion of this Note. However, after the Conversion Date or the Preferred Stock Authorization Date (as the case may be), the Holder will have the right of a shareholder of the Borrower with respect to the shares of Common Stock or Preferred Stock to be received upon conversion of this Note.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on this 29th day of December, 2005.

PCS EDVENTURES!.COM, INC


/S/Anthony A. Maher
By:   Anthony A. Maher
Title: Chief Executive Officer

                      NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


The undersigned hereby elects to convert the principal of the Note issued by PCS EDVENTURES!.COM, INC on ____________ __, 2005 into____________ shares of
[Common] [Preferred] Stock of PCS EDVENTURES!.COM, INC. (the "Borrower") according to the terms set forth in such Note, as of the date written below.



Date of Conversion: ____________, 2005

Shares To Be Delivered: ____________ shares of [Common] [Preferred] Stock


Signature:_______________________________________________________________


                             Print
Name:__________________________________________________________________



Address:________________________________________________________________

                           Exhibit A

Form of Certificate of Designations of Preferences, Rights and Limitations

                   PCS EDVENTURES!.COM, INC.

          CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
                     RIGHTS AND LIMITATIONS
                               OF
              SERIES A CONVERTIBLE PREFERRED STOCK


        The undersigned, Anthony A. Maher and __________________, do hereby certify that:
     1. They are the President and Secretary, respectively, of PCS Edventures!.COM, Inc, Idaho corporation (the "Company").
     2. The Company is authorized to issue ten million (10,000,000.0) shares of preferred stock, of which shares were previously issued, converted into Common Stock and cancelled, returning to authorized but unissued status.
     3.   The following resolutions were duly adopted by the Board of
Directors:
     WHEREAS, the Certificate of Incorporation of the Company has been amended to delete the previously existing preferred stock provisions, to authorize a class of preferred stock comprised of ten million (10,000,000) shares of preferred stock without par value and issuable in one or more series, and to vest the Board of Directors with authority to adopt from time to time a resolution or resolutions dividing the preferred stock into one or more series and, within the limitations of the Idaho Business Corporation Act, to designate the preferences, limitations and relative rights of the shares of any series so established including, without limitation, any dividend rights and preferences, conversion rights, voting rights, rights of redemption (including any sinking fund provisions) and liquidation preferences of such series of preferred stock and to fix the number of shares constituting such series.
     WHEREAS, pursuant to such authorization the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and
     WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock which shall consist of up to five million (5,000,000.0) shares of the preferred stock which the Company has the authority to issue, as follows:
     NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

                    TERMS OF PREFERRED STOCK

     Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:
          "Affiliate" means any Person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the another Person.
          "Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant
     Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
          "Closing Date" means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the company is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before December 29, 2005.
          "Commission" means the Securities and Exchange Commission.
          "Common Stock" means the Company's common stock without par value, and stock of any other class into which such shares may hereafter have been reclassified or changed.
          "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
          "Conversion Date" shall have the meaning set forth in Section
     6(a).
            "Conversion Ratio" shall have the meaning set forth in Section
     6(a).
           "Conversion Value" shall have the meaning set forth in Section
     6(a).
           "Conversion Shares" means, collectively, the shares of Common
     Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.
           "Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.
          "Dilutive Issuance" shall have the meaning set forth in Section
     7(b) hereof.
           "Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.
           "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          "Exempt Issuance" means the issuance of (a) shares of Common
     Stock, warrants, options or other rights (i) to employees, officers, or directors of the Company pursuant to any stock or option plan
     (including, without limitation, the Company's 2004 Nonqualified Stock Option Plan) duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) to consultants or advisors to the Company or to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property lease transactions or similar transactions, pursuant to arrangements approved by the Board of Directors, or (iii) in payment of compensation of the Company's directors, (b) securities upon the exercise or conversion of any securities issued hereunder, (c) shares of Common Stock issued to (i) former shareholders of LabMentors pursuant to the Share Exchange Agreement dated November 30, 2005 (excluding, however, shares of Common Stock to be issued pursuant to the earnout provisions of that agreement if issued for less than $0.50 per share), (ii) certain financial advisors in connection with the LabMentors acquisition, and (iii) LabMentors' president, Joe Khoury, pursuant to an employment agreement made in connection with the LabMentors acquisition, (d) shares of Common Stock and warrants issued to Cyndel & Co., Inc., a consultant to the Company, pursuant to a Consulting Agreement effective November 1, 2005, (e) shares of Common Stock issuable pursuant to options, warrants or rights outstanding as of the date of this Certificate of Designation, provided that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities, (f) shares of Common Stock issuable in payment of noncash dividends or upon conversion of Company's outstanding shares of preferred stock, (g) securities issued pursuant to acquisitions or strategic transactions provided however that there is no variable rate pricing mechanisms without a floor price included in any such transaction (including, without limitation, securities issued in connection with the acquisition of Back-Up Training Corporation of Coeur d'Alene, Idaho), provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
          "Fundamental Transaction" shall have the meaning set forth in
     Section 7(f)(iv) hereof.
          "Holder" shall have the meaning given such term in Section 2 hereof.
          "Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are explicitly senior in rights or liquidation preference to the Series A Preferred Stock.
          "Original Issue Date" shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.
          "Person" means a Company, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.
          "Purchase Agreement" means the Note Purchase Agreement, dated as of the December 29, 2005, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms, a copy of which is on file at the principal offices of the Company.
          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.
          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          "Series A Preferred Stock" shall have the meaning set forth in
     Section 2.
          "Subscription Amount" shall mean the One Million Dollars ($1,000,000.0) to be paid for the Note purchase pursuant to the Purchase Agreement, in United States Dollars and in immediately available funds.
          "Subsidiary" shall mean a Company, limited liability company, partnership, joint venture or other business entity of which the Company owns beneficially or of record more than 19% of the equity interest.
          "Trading Day" means a day on which the Common Stock is traded on a Trading Market.
          "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.
          "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.
          "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading
     Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau
     Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Purchasers holding a majority of the principal amount of Series A Preferred Stock then outstanding.
     Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Company's Series A Convertible Preferred Stock without par value (the "Series A Preferred Stock or "Preferred Stock") and the number of shares so designated shall be five million (5,000,000) (which shall not be subject to increase without the consent of the holders of a majority of the outstanding shares of the Series A Preferred Stock (each a "Holder" and collectively, the "Holders"). Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.
     Section 3. Dividends and Other Distributions. No dividends shall be payable with respect to the Series A Preferred Stock. No dividends shall be payable with respect to the Common Stock while the Series A Preferred Stock is outstanding. The Common Stock shall not be redeemed while the Series A Preferred Stock is outstanding.
     Section 4. Voting Rights. The Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation,
(b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.
     Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to $0.60 (the "Liquidation Value") before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. At the election of a Holder made by written notice delivered to the Company at least two (2) business days prior to the effective date of the subject transaction, as to the shares of Series A Preferred Stock held by such Holder, a Fundamental Transaction (excluding for purposes of this Section 5 any Fundamental Transaction described in Section 7(i)(iv)(A) or 7(i)(iv)(B)) or Change of Control shall be treated as a Liquidation.
     Section 6. Conversion.
         a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(c)), into one (1) share of Common Stock (as adjusted as provided below, the "Conversion Ratio") at the option of the Holders, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion") as fully and originally executed by the Holder, together with the delivery by the Holder to the Company of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Company or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Company by overnight delivery service (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Company. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued. The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.60 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the "Conversion Value"). If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value. Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be initially convertible into that number of shares of Common Stock equal to the new Conversion Ratio.
         b)    Automatic Conversion.
                   i. Subject to Section 5, all of the outstanding shares of Series A Preferred Stock shall be automatically converted into the Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Company (an "Automatic Conversion Event"). A "Change in Control" means a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions. The Company shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing the shares of Series A Preferred Stock so converted are either delivered to the Company or its transfer agent or the holder notifies the Company or its transfer agent in writing that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the conversion of the Series A Preferred Stock pursuant to this Section 6(b)(i), the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the holder of record of all of the Series A Preferred Stock at its address then shown on the records of the Company, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Company (or of its transfer agent for the Common Stock, if applicable).
         c)    Beneficial Ownership Limitation. Except as provided in
Section 6(b) above, the Company shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Company are not exercisable nor convertible within sixty (60) days from the date of such determination. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Company's most recent quarterly reports, Form 10-Q, Form 10-QSB, Annual Reports, Form 10-K, or Form 10-KSB, as the case may be, as filed with the Commission under the Exchange Act (B) a more recent public announcement by the Company or (C) any other written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Company. This Section 6(c) may be waived or amended only with the consent of the Holders of all of the Series A Preferred Stock and the consent of the holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purpose of the immediately preceding sentence, the term "Affiliate" shall mean any person:
(a) that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Company, or (b) who beneficially owns (i) any shares of Series A Preferred Stock, or (ii) the Company's Common Stock Purchase Warrant(s) dated December 29, 2005. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.
         d)    Mechanics of Conversion
                   i. Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Company shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued dividends in cash). After the Effective Date, the Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing Company performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.
                   ii.   Obligation Absolute; Partial Liquidated Damages.
The Company's obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Conversion Value of Series A Preferred Stock being converted, $200 per Trading Day (increasing to $400 per Trading Day after three (3) Trading Days and increasing to $800 per Trading Day six (6) Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
                   iii.  Compensation for Buy-In on Failure to Timely
Deliver Certificates Upon Conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 6(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Company shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof.
                   iv.   Reservation of Shares Issuable Upon Conversion.
The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section
7) upon the conversion of all outstanding shares of Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement.Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock.
                   v. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          Section 7.     Certain Adjustments.
          a) Stock Dividends and Stock Splits. If the Company, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
          b) Subsequent Equity Sales. From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this
Section 7(b) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.
          c) Subsequent Rights Offerings. The Company, at any time while the Series A Preferred Stock is outstanding, shall not issue rights, options or warrants to holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price.
          d) Anti-Dilution Price Adjustment. From the date hereof until such time as the Holder holds less than 10% of the shares of Series A Preferred Stock issued to the original Holder, the Company closes on the sale (other than an Exempt Issuance) of a note or notes, shares of Common Stock, or shares of any class of convertible preferred stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Value (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, "Dilutive Issuance"), the Company shall make a post-Closing adjustment in the Conversion Value of the Series A Preferred Stock so that the effective price per share paid by the Investor is reduced to a price determined by multiplying the current exercise price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the shares of Common Stock issuable in the Dilutive Issuance would purchase at the current Conversion Value, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of additional shares of Common Stock to be issued in the Dilutive Issuance. For the purposes of the foregoing calculation, the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance shall be determined on a fully diluted basis as if, immediately prior to the Dilutive Issuance, all convertible securities issued by the Company (including the Series A Preferred Stock) had been fully converted into shares of Common Stock and all outstanding warrants, options or other rights for the purchase of shares of Common Stock or convertible securities had been fully exercised and converted (and the resulting securities fully converted into shares of Common Stock, if so convertible). Such reduction of the Conversion Value shall be made at the time such Dilutive Issuance is executed.
          e) Waiver of Anti-Dilution Adjustment. Notwithstanding anything herein to the contrary, the operation of, and any adjustment of the Series A Conversion Value Price pursuant to this Section 7 may be waived with respect to any specific share or shares of Series A Preferred Stock, either prospectively or retroactively and either generally or in a particular instance by a writing executed by the registered Holder of such share or shares. Any waiver pursuant to this subsection 7(e) shall bind all future Holders of such shares of Series A Preferred Stock for which such rights have been waived
          f)   Adjustment Based on EBITDA. In the event the Company's
EBITDA is less than $4.5 million for the audited fiscal year ended March 31st, 2007 as reported to the SEC on Form 10-KSB (where "EBITDA" means earnings before interest, tax, depreciation and amortization as reported from continuing operations before any non-recurring items), then the number of shares of Common Stock or Preferred Stock into which this Note is convertible shall be increased pro rata by the percentage decline in EBITDA; provided, however, that the number of additional shares of Company's Common or Preferred Stock into which this Note shall be convertible shall not exceed 300% of the number of shares into which this Note is otherwise convertible prior to making the adjustment required by this Section 6.15 (initially, 300% of 1,666,667 shares, or 5,000,000 additional shares). For example, the number of shares shall remain at 100% of 1,666,667 shares if EBITDA is $4.5 million or greater and shall be increased proportionately to 150% of 1,666,667 shares if EBITDA is $2.25 million (50% decrease) (for example the number of shares issued to the Investor would be 2.5 million shares if the EBITDA is $2.25 million).
          g) Pro Rata Distributions. If the Company, at any time while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
          h) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.
          i)   Notice to Holders.
               i.   Adjustment to Conversion Price.  Whenever the
Conversion Value is adjusted pursuant to any of this Section 7, the Company shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).
               ii. Notices of Other Events. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock or any Fundamental Transaction, (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification or Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.
               iii. Exempt Issuance. Notwithstanding the foregoing, no adjustment will be made under this Section 7 in respect of an Exempt Issuance.
               iv. Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designations with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (f)(iv) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     Section 8.     Miscellaneous.
               a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address provided in the Purchase Agreement, facsimile number (208) 344-1321 Attn: President, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
               b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.
               c) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.
               d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
               e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

     RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Idaho law.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this _____th day of _________, 2006.



Name:
Title:  President and Chief Executive Officer



Name:
Title:  Secretary

                            ANNEX A

                      NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES
                        A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock without par value (the "Common Stock"), of PCS Edventure!.COM, Inc., an Idaho corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Common Stock owned prior to Conversion: _______________

Number of shares of Series A Preferred Stock to be Converted:
________________________

Value of shares of Series A Preferred Stock to be Converted:
____________________

Number of shares of Common Stock to be Issued: ___________________________

Certificate Number of Series A Preferred Stock attached hereto:________________________

Number of Shares of Series A Preferred Stock represented by attached certificate:__________



Number of shares of Series A Preferred Stock subsequent to Conversion:
________________
                                   [HOLDER]

                                   By:________________________________
                                             Name:
                                             Title:

                            Exhibit B

                             Warrants

Warrant "A":    2,500,000 Shares exercisable for $1.20 per share.
THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, A NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 29, 2005 (THE "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

            ---------------------------------------

                   PCS EDVENTURES!.COM, INC.

               COMMON STOCK PURCHASE WARRANT "A"

Number of Shares:  2,500,000               Holder: Barron Partners LP
                                           c/o  Barron Capital Advisors LLC
Original Issue Date:  December 29, 2005    Managing Partner
                                           Attn: Andrew Barron Worden
                                           730 Fifth Avenue, 9th Floor
Expiration Date: December 29, 2009         New York NY 10019
                                           tel 212-659-7790
Exercise Price per Share: $1.20            fax 646-607-2223

PCS Edventures!.COM, Inc, a company organized and existing under the laws of the State of Idaho (the "Company"), hereby certifies that, for value received, BARRON PARTNERS LP, or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to Two Million Five Hundred Thousand (2,500,000) shares (as adjusted from time to time as provided in Section 7, the "Warrant Shares") of Company's common stock without par value (the "Common Stock") at a price of One Dollar and Twenty Cents ($1.20) per Warrant Share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including the later of 5:00 p.m. New York City time on December 29, 2009 or eighteen months of effectiveness of a Registration Statement subsequent to the issuance hereof (such eighteen months to be extended by one month for each month or portion of a month during which a Registration Statement's effectiveness has lapsed or been suspended) (the "Expiration Date"), and subject to the following terms and conditions:
     1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.
     2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.
     3.   Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
     4.   Registration of Transfers and Exchange of Warrants.
          a.   Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 13. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.
          b.   This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to
Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.
     5.   Exercise of Warrants.
          a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 12, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.
          b.   A "Date of Exercise" means the date on which the Company
shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.
          c.   This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.
          d.   (i)  Notwithstanding anything contained herein to the
contrary other than subsection (iii) below and Section 6, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):
                  Net Number = (A x (B - C))/B
          (ii) For purposes of the foregoing formula:
               A= the total number shares with respect to which this Warrant is then being exercised.
               B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.
               C= the Warrant Exercise Price then in effect at the time of such exercise.
          (iii) The holder of this Warrant agrees not to elect a Cashless Exercise for a period of six (6) months after Closing. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.
     6.   Maximum Exercise.
          a. The Warrant Holder shall not be entitled to exercise thisWarrant on a Date of Exercise in connection with that number of shares of Common Stock which, when added to the number of shares of Common Stock "beneficially owned" (defined below) by the Holder and its Affiliates immediately prior to exercise of this Warrant, would result in "beneficial ownership" by the Warrant Holder and its Affiliates of more than 4.9% of the outstanding shares of Common Stock on the Conversion Date.
          b. This Section 6 may be waived or amended only with the consent of the Warrant Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of this Section 6, the term "Affiliate" shall mean any person: (a) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, or (b) who beneficially owns (i) any shares of the Company's Series A Convertible Preferred Stock, (ii) the Company's Common Stock Purchase Warrant "B" dated December 29, 2005, or (iii) this Warrant. For the purposes of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.
     7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:
          a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.
          b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).
          c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.
          d. Adjustment Based on EBITDA. In the event the Company's EBITDA is less than $4.5 million for the audited fiscal year ended March 31st, 2007 as reported to the SEC on Form 10-KSB (where "EBITDA" means earnings before interest, tax, depreciation and amortization as reported from continuing operations before any non-recurring items), the warrant exercise price shall be reduced proportionately by 0% if the EBITDA is $4.5 million and by a maximum of 87.5% if the EBITDA is $563,000 or less. For example, if the Company's EBITDA is $3.6 million, or 20% below $4.5 million, then the warrant exercise price shall be reduced by 20%. Such reduction shall be made at the time the March 31st, 2007 financial results are reported and shall be made from the starting exercise price of the warrants being the exercise price of the warrants at that time, and shall be cumulative upon any other changes to the exercise price of the warrant that may already have been made. In the event the Company earns below $563,000, or has a loss, the warrant exercise price shall be reduced by a maximum of 87.5%. In no circumstance may the warrant exercise price drop below $0.15 per share.
          e. The Company sells, grants or issues any shares, options, warrants, or any instrument convertible into shares below the exercise price
per share of this Warrant.   In the event the Company sells, grants or issues
any shares of Common Stock or any option, warrant or other instrument convertible into shares of Common Stock, other than an Exempt Issuance (as defined below), at a price per share of Common Stock less that the then current exercise price per share of this Warrant ("Dilutive Issuance"), then the current exercise price per share for this Warrant shall be reduced to a price determined by multiplying the current exercise price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the shares of Common Stock issuable in the Dilutive Issuance would purchase at the current exercise price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of additional shares of Common Stock to be issued in the Dilutive Issuance. For the purposes of the foregoing calculation, the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance shall be determined on a fully diluted basis as if, immediately prior to the Dilutive Issuance, all convertible securities issued by the Company had been fully converted into shares of Common Stock and all outstanding warrants (including, without limitation, this Warrant and Warrant B issued contemporaneously herewith), options or other rights for the purchase of shares of Common Stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible). Such reduction of the Warrant exercise price shall be made at the time such Dilutive Issuance is executed.
          "Exempt Issuance" means the issuance of (a) shares of Common Stock, warrants, options or other rights (i) to employees, officers, or directors of the Company pursuant to any stock or option plan (including, without limitation, the Company's 2004 Nonqualified Stock Option Plan) duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) to consultants or advisors to the Company or to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property lease transactions or similar transactions, pursuant to arrangements approved by the Board of Directors, or (iii) in payment of compensation of the Company's directors, (b) securities upon the exercise or conversion of any securities issued hereunder,
(c) shares of Common Stock issued to (i) former shareholders of LabMentors pursuant to the Share Exchange Agreement dated November 30, 2005 (excluding, however, shares of Common Stock to be issued pursuant to the earnout provisions of that agreement if issued for less than $0.50 per share), (ii) certain financial advisors in connection with the LabMentors acquisition, and
(iii) LabMentors' president, Joe Khoury, pursuant to an employment agreement made in connection with the LabMentors acquisition, (d) shares of Common Stock and warrants issued to Cyndel & Co., Inc., a consultant to the Company, pursuant to a Consulting Agreement effective November 1, 2005, (e) shares of Common Stock issuable pursuant to options, warrants or rights outstanding as of the date of this Certificate of Designation, provided that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities, (f) shares of Common Stock issuable in payment of noncash dividends or upon conversion of Company's outstanding shares of preferred stock, (g) securities issued pursuant to acquisitions or strategic transactions provided however that there are no variable rate pricing mechanisms without a floor price included in any such transaction (including, without limitation, securities issued in connection with the acquisition of Back-Up Training Corporation of Coeur d'Alene, Idaho), provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
          e. Notwithstanding the foregoing provisions of Section 7(d), Warrant Holder hereby agrees that in the event that:
               (1) the Company shall give the Warrant Holder twenty calendar days' notice of the Company's intent to offer a Dilutive Issuance together with the terms and conditions of such Dilutive Issuance, and
               (2) the Company shall offer such Warrant Holder that portion (a "Pro Rata Portion") of such Dilutive Issuance that equals the proportion that the number of Shares of Common Stock issuable upon exercise of the Warrants then held by such Holder bears to the total number of shares of Common Stock issuable upon exercise of the Warrants then outstanding, or such lesser portion as the Company may specify in writing, and
               (3) such Warrant Holder fails to tender to the Company, other than at the written request of the Company, the purchase price of such Holder's Pro Rata Portion (or such lesser portion as the Company may specify in writing) of such Dilutive Issuance on the scheduled closing of such Dilutive Issuance (which shall not be less than 20 days after the written notice provided in (1) above), then no adjustment of the Warrant exercise price shall be made (other than adjustments made prior to the time of such Dilutive Issuance), and any future adjustment shall be deemed waived, with respect to the Warrants then held of record by such Warrant Holder. This waiver of adjustment of the Warrant exercise price shall bind any transferee of the Warrants. Investor agrees that, prior to transferring any of such securities to any Person, the Warrant Holder will ensure that such transferee shall have delivered to the Company a written agreement to be bound by the provisions of this Section 7(e).
          8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.
          9. Call by the Company. If the closing public market price of the Company's common stock is equal to or in excess of $1.80 for a period of thirty (30) consecutive Trading Days and there is an effective Registration Statement covering the shares of Common Stock underlying this Warrant ("Automatic Exercise") during such thirty (30) consecutive day period, the Company shall provide the Holder with notice of such Automatic Exercise ("Automatic Exercise Notice"). Upon receipt of the Automatic Exercise Notice, the Holder must (i) exercise this Warrant in whole (except to the extent the exercise would violate the 4.9% maximum exercise provision in Section 6 of this Warrant), within forty-five (45) days; or (ii) notify the Company of its intent to transfer this Warrant pursuant to Section 4 of this Warrant. In the event Holder elects to transfer this Warrant pursuant to Section 4 of this Warrant, then the subsequent holder of this Warrant must exercise this Warrant in whole on or before the forty-fifth (45) day after notification of intent to transfer this Warrant. In the event that this Warrant is exercised, the Holder must deliver to the Company on or before 5:00 p.m., Eastern Time, on the required date, (i) Form of Election to Purchase properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant. If the Holder does not exercise this Warrant within forty-five (45) days from receipt of the Automatic Exercise Notice, in the event that this Warrant has been transferred pursuant to Section 4 of this Warrant, the subsequent holder of this Warrant does not exercise this Warrant within forty-five (45) days after notification of intent to transfer this Warrant, then this Warrant will expire. If the Adjustment Based on EBITDA in
Section 7(d) is enacted then the call feature above shall be adjusted to being $0.50 above the new exercise price of the Warrant.
          10. Sale or Merger of the Company. Upon a Change in Control, the restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term "Change in Control" shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.
          11. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder thirty (30) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.
          12. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.
          13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:
               If to the Company:
               Anthony A. Maher, Chief Executive Officer
               PCS Edventures!.COM, Inc.
               345 Bobwhite Court, Suite 200
               Boise, ID 83706
               If to the Warrant Holder:

               Barron Partners LP
               Barron Capital Advisors LLC,
               Managing Partner
               Attn: Andrew Barron Worden
               730 Fifth Avenue, 9th Floor
               New York NY 10019
               tel 212-659-7790

          14.  Miscellaneous.
          a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.
          b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.
          c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.
          d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
          f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.
                 [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.


PCS Edventures!.COM, Inc, an Idaho corporation



By: /S/Anthony A. Maher
Name:  Anthony A. Maher
Its:   President and Chief Executive Officer

                  FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  PCS Edventures!.COM, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock without par value ("Common Stock") of PCS Edventures!.COM, Inc and encloses the warrant and $____ for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:






(Please print name and address)


(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:






(Please print name and address)

Dated:                        Name of Warrant Holder:

                              (Print)

                              (By:)


                              (Name:)

                              (Title:)

                              Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

Warrant "B":    2,500,000 Shares exercisable for $1.80 per share.

THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, A NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 29, 2005 (THE "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

             ---------------------------------------

                    PCS EDVENTURES!.COM INC.

               COMMON STOCK PURCHASE WARRANT "B"

Number of Shares:  2,500,000               Holder: Barron Partners LP
                                           c/o  Barron Capital Advisors LLC
Original Issue Date:  December 29, 2005    Managing Partner
                                           Attn: Andrew Barron Worden
                                           730 Fifth Avenue, 9th Floor
Expiration Date: December 29, 2009         New York NY 10019
                                           tel 212-659-7790
Exercise Price per Share: $1.80            fax 646-607-2223

PCS Edventures!.COM, Inc, a company organized and existing under the laws of the State of Idaho (the "Company"), hereby certifies that, for value received, BARRON PARTNERS LP, or its registered assigns (the "Warrant Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to Two Million Five Hundred Thousand (2,500,000.0) shares (as adjusted from time to time as provided in Section 7, the "Warrant Shares") of Company's common stock, without par value (the "Common Stock"), at a price of One Dollar and Eighty Cents ($1.80) per Warrant Share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including the later of 5:00 p.m. New York City time on December 29, 2009 or eighteen months of effectiveness of a Registration Statement subsequent to the issuance hereof (such eighteen months to be extended by one month for each month or portion of a month during which a Registration Statement's effectiveness has lapsed or been suspended) (the "Expiration Date"), and subject to the following terms and conditions:
     1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.
     2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.
     3.   Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
     4.   Registration of Transfers and Exchange of Warrants.
          a.   Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 13. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.
          b.   This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to
Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.
     5.   Exercise of Warrants.
          a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 12, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.
          b.   A "Date of Exercise" means the date on which the Company
shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.
          c.   This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.
          d.   (i)  Notwithstanding anything contained herein to the
contrary other than subsection (iii) below and Section 6, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):
Net Number = (A x (B - C))/B
          (ii) For purposes of the foregoing formula:
               A= the total number shares with respect to which this
               Warrant is then being exercised.
               B= the last reported sale price (as reported by Bloomberg)
               of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.
               C= the Warrant Exercise Price then in effect at the time of such exercise.
          (iii) The holder of this Warrant agrees not to elect a Cashless Exercise for a period of six (6) months after Closing. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.
     6.   Maximum Exercise.
          a. The Warrant Holder shall not be entitled to exercise thisWarrant on a Date of Exercise in connection with that number of shares of Common Stock which, when added to the number of shares of Common Stock "beneficially owned" (defined below) by the Holder and its Affiliates immediately prior to exercise of this Warrant, would result in "beneficial ownership" by the Warranty Holder and its Affiliates of more than 4.9% of the outstanding shares of Common Stock on the Conversion Date.
          b.   This Section 6 may be waived or amended only with the
consent of the Warrant Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of this Section 6, the term "Affiliate" shall mean any person:
(a) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, or (b) who beneficially owns (i) any shares of the Company's Series A Convertible Preferred Stock, (ii) the Company's Common Stock Purchase Warrant "B" dated December 29, 2005, or (iii) this Warrant. For the purpose of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.
     7.   Adjustment of Exercise Price and Number of Shares.  The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:
          a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.
          b.   Adjustment for Reorganization, Consolidation, Merger, Etc.
In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).
          c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.
          d.   Adjustment Based on EBITDA.  In the event the Company's
EBITDA is less than $4.5 million for the audited fiscal year ended March 31st, 2007 as reported to the SEC on Form 10-KSB (where "EBITDA" means earnings before interest, tax, depreciation and amortization as reported from continuing operations before any non-recurring items), the warrant exercise price shall be reduced proportionately by 0% if the EBITDA is $4.5 million and by a maximum of 91.7% if the EBITDA is $375,000 or less. For example, if the Company's EBITDA is $3.6 million, or 20% below $4.5 million, then the warrant exercise price shall be reduced by 20%. Such reduction shall be made at the time the March 31st, 2007 financial results are reported and shall be made from the starting exercise price of the warrants being the exercise price of the warrants at that time, and shall be cumulative upon any other changes to the exercise price of the warrant that may already have been made. In the event the Company earns below $375,000, or has a loss, the warrant exercise price shall be reduced by a maximum of 91.7%. In no circumstance may the warrant exercise price drop below $0.15 per share.
          e. The Company sells, grants or issues any shares, options, warrants, or any instrument convertible into shares below the exercise price per share of this Warrant. In the event the Company sells, grants or issues any shares of Common Stock or any option, warrant or other instrument convertible into shares of Common Stock, other than an Exempt Issuance (as defined below), at a price per share of Common Stock less than the then current exercise price per share of this Warrant ("Dilutive Issuance"), then the current exercise price per share for this Warrant shall be reduced to a price determined by multiplying the current exercise price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the shares of Common Stock issuable in the Dilutive Issuance would purchase at the current exercise price, and the denominator of which shall be the number of shares of Common stock outstanding immediately prior to such Dilutive Issuance plus the number of additional shares of Common Stock to be issued in the Dilutive Issuance. For the purposes of the foregoing calculation, the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance shall be determined on a fully diluted basis as if, immediately prior to the Dilutive Issuance, all convertible securities issued by the Company had been fully converted into shares of Common Stock and all outstanding warrants (including, without limitation, this Warrant and Warrant A issued contemporaneously herewith), options or other rights for the purchase of shares of Common Stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible). Such reduction of the Warrant exercise price shall be made at the time such Dilutive Issuance is executed.
          "Exempt Issuance" means the issuance of (a) shares of Common
Stock, warrants, options or other rights (i) to employees, officers, or directors of the Company pursuant to any stock or option plan (including, without limitation, the Company's 2004 Nonqualified Stock Option Plan) duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) to consultants or advisors to the Company or to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property lease transactions or similar transactions, pursuant to arrangements approved by the Board of Directors, or (iii) in payment of compensation of the Company's directors, (b) securities upon the exercise or conversion of any securities issued hereunder,
(c) shares of Common Stock issued to (i) former shareholders of LabMentors pursuant to the Share Exchange Agreement dated November 30, 2005 (excluding, however, shares of Common Stock to be issued pursuant to the earnout provisions of that agreement if issued for less than $0.50 per share), (ii) certain financial advisors in connection with the LabMentors acquisition, and
(iii) LabMentors' president, Joe Khoury, pursuant to an employment agreement made in connection with the LabMentors acquisition, (d) shares of Common Stock and warrants issued to Cyndel & Co., Inc., a consultant to the Company, pursuant to a Consulting Agreement effective November 1, 2005, (e) shares of Common Stock issuable pursuant to options, warrants or rights outstanding as of the date of this Certificate of Designation, provided that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities, (f) shares of Common Stock issuable in payment of noncash dividends or upon conversion of Company's outstanding shares of preferred stock, (g) securities issued pursuant to acquisitions or strategic transactions (including, without limitation, securities issued in connection with the acquisition of Back-Up Training Corporation of Coeur d'Alene, Idaho) provided however that there are no variable rate pricing mechanisms without a floor price included in any such transaction, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
          e. Notwithstanding the foregoing provisions of Section 7(d), Warrant Holder hereby agrees that in the event that:
               (1)  the Company shall give the Warrant Holder twenty
calendar days' notice of the Company's intent to offer a Dilutive Issuance together with the terms and conditions of such Dilutive Issuance, and
               (2)  the Company shall offer such Warrant  Holder that
portion (a "Pro Rata Portion") of such Dilutive Issuance that equals the proportion that the number of Shares of Common Stock issuable upon exercise of the Warrants then held by such Holder bears to the total number of shares of Common Stock issuable upon exercise of the Warrants then outstanding, or such lesser portion as the Company may specify in writing, and
               (3)  such Warrant Holder fails to tender to the Company,
other than at the written request of the Company, the purchase price of such Holder's Pro Rata Portion (or such lesser portion as the Company may specify in writing) of such Dilutive Issuance on the scheduled closing of such Dilutive Issuance (which shall not be less than 20 days after the written notice provided in (1) above), then no adjustment of the Warrant exercise price shall be made (other than adjustments made prior to the time of such Dilutive Issuance), and any future adjustment shall be deemed waived, with respect to the Warrants then held of record by such Warrant Holder. This waiver of adjustment of the Warrant exercise price shall bind any transferee of the Warrants. Investor agrees that, prior to transferring any of such securities to any Person, the Warrant Holder will ensure that such transferee shall have delivered to the Company a written agreement to be bound by the provisions of this Section 7(e).
     8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.
     9. Call by the Company. If the closing public market price of the Company's common stock is equal to or in excess of $2.70 for a period of thirty (30) consecutive Trading Days and there is an effective Registration Statement covering the shares of Common Stock underlying this Warrant ("Automatic Exercise") during such thirty (30) consecutive day period, the Company shall provide the Holder with notice of such Automatic Exercise ("Automatic Exercise Notice"). Upon receipt of the Automatic Exercise Notice, the Holder must (i) exercise this Warrant in whole (except to the extent the exercise would violate the 4.9% maximum exercise provision in Section 6 of this Warrant), within forty-five (45) days; or (ii) notify the Company of its intent to transfer this Warrant pursuant to Section 4 of this Warrant. In the event Holder elects to transfer this Warrant pursuant to Section 4 of this Warrant, then the subsequent holder of this Warrant must exercise this Warrant in whole on or before the forty-fifth (45) day after notification of intent to transfer this Warrant. In the event that this Warrant is exercised, the Holder must deliver to the Company on or before 5:00 p.m., Eastern Time, on the required date, (i) Form of Election to Purchase properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant. If the Holder does not exercise this Warrant within forty-five (45) days from receipt of the Automatic Exercise Notice, in the event that this Warrant has been transferred pursuant to Section 4 of this Warrant, the subsequent holder of this Warrant does not exercise this Warrant within forty-five (45) days after notification of intent to transfer this Warrant, then this Warrant will expire. If the Adjustment Based on EBITDA in
Section 7(d) is enacted then the call feature above shall be adjusted to being $0.90 above the new exercise price of the Warrant.
     10. Sale or Merger of the Company. Upon a Change in Control, the restriction contained in Section 6 shall immediately be released and the Warrant Holder will have the right to exercise this Warrant concurrently with such Change in Control event. For purposes of this Warrant, the term "Change in Control" shall mean a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity or the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions.
     11. Notice of Intent to Sell or Merge the Company. The Company will give Warrant Holder thirty (30) days notice before the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.
     12. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.
     13.  Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:
               If to the Company:
               Anthony A. Maher, Chief Executive Officer
               PCS Edventures!.COM, Inc.
               345 Bobwhite Court, Suite 200
               Boise, ID  83706

               If to the Warrant Holder:

               Barron Partners LP
               Barron Capital Advisors LLC,
               Managing Partner
               Attn: Andrew Barron Worden
               730 Fifth Avenue, 9th Floor
               New York NY 10019
               tel 212-659-7790

     14.  Miscellaneous.
          a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.
          b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.
          c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.
          d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
          f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

                  [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.


PCS Edventures!.COM, Inc, an Idaho corporation



By:  /S/Anthony A. Maher
Name:     Anthony A. Maher
Its: President and Chief Executive Officer

                   FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  PCS Edventures!.COM, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock without par value ("Common Stock") of PCS Edventures!.COM, Inc and encloses the warrant and $____ for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:






(Please print name and address)


(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:






(Please print name and address)

Dated:                        Name of Warrant Holder:

                              (Print)

                              (By:)


                              (Name:)

                              (Title:)

                              Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

                           Exhibit C

                  Registration Rights Agreement

                  REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of 29th day of December, 2005 by and between PCS Edventures!.COM, Inc, a corporation organized and existing under the laws of the state of Idaho ("PCS" or the "Company"), and Barron Partners L.P., a Delaware limited partnership (hereinafter referred to as the "Investor"). Unless defined otherwise, capitalized terms herein shall have the identical meaning as in the Note Purchase Agreement.

                      PRELIMINARY STATEMENT

     WHEREAS, pursuant to the Note Purchase Agreement, of even date herewith, by and between the Company and the Investor, as part of the consideration, Investor shall receive a Convertible Note (hereinafter referred to as the "Note" and, together with certain Preferred Stock of the Company into which the Note may be converted, the "Convertible Security") and Warrants which, upon conversion and exercise, in accordance with the terms thereof, entitle the Investor to receive Shares of Common Stock of the Company; and

     WHEREAS, the ability of the Investors to sell their Shares of Common Stock following conversion and exercise of the Convertible Security and the Warrants is subject to certain restrictions under the 1933 Act; and

     WHEREAS, as a condition to the Note Purchase Agreement, the Company has agreed to provide the Investor with a mechanism that will permit Investor, to sell its Shares of Common Stock in the future.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:


                           ARTICLE I
             INCORPORATION BY REFERENCE, SUPERSEDER

1.1 Incorporation by Reference. The foregoing recitals are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding between the parties concerning the subject matter of this Agreement, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

                           ARTICLE II
                      REGISTRATION RIGHTS

2.1 Registrable Securities. The term "Registrable Securites" means and includes the Shares of the Company's Common Stock underlying the Convertible Security and the Warrants issued pursuant to the Note Purchase Agreement. As to any particular Shares, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them,
(b) they are or may be freely traded pursuant to Rule 144 without registration under the 1933 Act (or any similar provisions that are then in effect), (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have "stop transfer" instructions against them, or (d) the Investor no longer holds more than ten percent (10%) of the Shares of Company's Common Stock or a Convertible Security or Warrants convertible into more than ten percent (10%) of the Shares of Company's Common Stock. The term "Shares" shall mean, collectively, the shares of Common Stock of the Company issuable to the Investor upon conversion of the Convertible Security and those shares of Common Stock of the Company issuable to the Investor upon exercise of the Warrants.

2.2 Registration of Registrable Securities. The Company shall prepare and file within forty-five (45) days following the date hereof (the "Filing Date") a registration statement (the "Registration Statement") covering the resale of all of the Shares of Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (i) one hundred-fifty (150) days following the Closing Date with respect to the Registration Statement, (ii) ten (10) days following the receipt of a "No Review" or similar letter from the SEC or (iii) the first business day following the day the SEC determines the Registration Statement eligible to be declared effective (the "Required Effectiveness Date").

2.3 Registration Statement Form. Registration under Section 2.2 shall be filed on the appropriate registration form of the SEC as the Company shall be eligible to file and as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Statement; provided, however, that such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

2.4 Expenses. The Company will pay all registration expenses in connection with the registration required by Section 2.2 herein.

2.5 Effective Registration Statement. Registration pursuant to Section 2.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective within the time period specified herein, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company unless the holders of the Registrable Securities shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the SEC or other governmental agency or court for any reason, or (iii) if, after it has become effective, such registration ceases to be effective for more than the allowable Black-Out Periods (as defined herein).

2.6 Plan Of Distribution. The Company hereby agrees that the Registration Statement shall include a plan of distribution section reasonably acceptable to the Investor; provided, however, such plan of distribution section shall not include an underwritten offering of the Registrable Securities.

2.7 Liquidated Damages. If, by the date one hundred-fifty (150) days after the date hereof, the Company has not registered the Registrable Securities pursuant to the requirements of Section 2.2 herein or the Registration Statement filed pursuant to Section 2.2 herein has not been declared effective, or if the Registrable Securities have been registered pursuant to an effective Registration Statement within such 150 day period but such Registration Statement is not effective at any time (other than during a Black Out Period, as defined below) during the period from one hundred-fifty days after the date hereof through two years following the date hereof, the Company shall, for each such day, issue to the Investor, as liquidated damages and not as a penalty, face value or shares of the Convertible Security that are equivalent to 548 shares of Common Stock for each such day that the Registrable Securities are not subject to an effective Registration Statement. Such issuance shall be made no later than the tenth business day of the calendar month next succeeding the month in which such day occurs. In addition, if the Company has not filed a registration statement within the forty-five (45) day period after Closing as specified in Section 2.2, the Company shall, for each such day after 45 days from Closing and until the filing of a registration statement, issue to the Investor, as liquidated damages and not as a penalty, face value or shares of the Convertible Security that are equivalent to 548 shares of Common Stock for any such day. Such payment shall be made no later than the tenth business day of the calendar month next succeeding the month in which such day occurs. However, in no event shall the Company be required to pay any liquidated damages under this
Section 2.7 in an amount exceeding the face value or shares of the Convertible Security that are equivalent to 450,000 shares of Common Stock in the aggregate (as adjusted pursuant to the terms of the Certificate of Designation).

Notwithstanding the foregoing, the parties agree that such liquidated damages shall not be payable for any day on which the lack of an effective registration statement covering the resale of the Registrable Securities is a consequence of matters outside the reasonable control of the Company (for example, by way of illustration and not limitation, the failure of the SEC staff to timely review and comment on the Company's registration statement). The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

The parties hereto agree that the liquidated damages provided for in this
Section 2.7 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement(s) to be filed or declared effective in accordance with the provisions hereof.

                          ARTICLE III
                 INCIDENTAL REGISTRATION RIGHTS

3.1 Right To Include ("Piggy-Back") Registrable Securities. Provided that the Registrable Securities have not been registered, if at any time after the date hereof but before the second anniversary of the date hereof, the Company proposes to register any of its securities under the 1933 Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8 or any successor form thereto, on Form S-4 or any successor form thereto, and other than pursuant to Section 2), on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of the rights of such holders of Registrable Securities under this
Section 3.1. Upon the written request of any such holders of Registrable Securities made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holders of Registrable Securities and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the 1933 Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holders of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect registration under Section
2.2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1. The right provided the Holders of the Registrable Securities pursuant to this
Section 3.1 shall be exercisable at their sole discretion and will in no way limit any of the Company's obligations to pay the Securities according to their terms.

3.2 Priority In Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by Section 3.1 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second Registrable Securities and (iii) securities of other selling security holders requested to be included in such registration.

                           ARTICLE IV
                    REGISTRATION PROCEDURES

4.1 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 2.2, the Company shall, as expeditiously as possible:

     (i) prepare and file with the SEC the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the 1933 Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.2); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

     (ii) with respect to any registration statement pursuant to Section
2.2, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of twenty-four (24) months after the date of this Agreement (subject to the right of the Company to suspend the effectiveness thereof for not more than 10 consecutive Trading Days or an aggregate of 10 Trading Days during each year (each a "Black-Out Period")) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the "Registration Maintenance Period"). The Company must notify the Investor within twenty four
(24) hours prior to any Black-Out Period;

     (iii) furnish to each holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the 1933 Act, in conformity with the requirements of the 1933 Act, and such other documents, as such holder of Registrable Securities and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

     (iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other U.S. federal or state securities laws or U.S. state blue sky laws as any U.S. holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the securities owned by such holder of Registrable Securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

     (v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the U.S. holder of Registrable Securities thereof to consummate the disposition of such Registrable Securities;

     (vi) furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder of Registrable Securities and the underwriters, if any, of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder of Registrable Securities, and

     (vii) notify the Investor and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

          (a) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

          (b) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;

          (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

          (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

     (viii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder of Registrable Securities promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

     (xi) enter into such agreements and take such other actions as the Investors shall reasonably request in writing (at the expense of the requesting or benefiting Investors) in order to expedite or facilitate the disposition of such Registrable Securities; and

     (xii) use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed. (Investor acknowledges that Company's Common Stock is currently listed for traded on the Over The Counter Bulletin Board ("OTCBB") and agrees that this subsection (xii) is not intended to require the Company to list its Common Stock on any exchange other than the OTCBB or pink sheets.)

4.2 The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder of Registrable Securities and the distribution of such securities as the Company may from time to time reasonably request in writing.

4.3 The Company will not file any registration statement pursuant to Section 2.2, or amendment thereto or any prospectus or any supplement thereto to which the Investors shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

4.4 The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Note Purchase Agreement.

4.5 Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of Section 4.1, such Holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such holder of Registrable Securities receives the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 4.1 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                           ARTICLE V
                     UNDERWRITTEN OFFERINGS

5.1 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the 1933 Act as contemplated by
Section 3.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 3.1 and subject to the provisions of Section 3.2, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.
In no event shall any Investor be deemed an underwriter for purposes of this Agreement.

5.2 Participation In Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering under Section 3.1 unless such holder of Registrable Securities (i) agrees to sell such securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder of Registrable Securities expressly for use in the related registration statement or representations, warranties or agreements regarding such holder of Registrable Securities, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

5.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the 1933 Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.
                           ARTICLE VI
                        INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the 1933 Act, the Company will, and hereby does agree to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the 1933 Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

6.2 Indemnification by the Investor. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder of Registrable Securities specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Investor. The indemnification by the Investors shall be limited to Fifty Thousand ($50,000) Dollars.

6.3 Notices Of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 or Section 6.2, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 6.1 or
Section 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

6.4 Other Indemnification. Indemnification similar to that specified in Sections 6.1 and Section 6.2 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities (but only if and to the extent required pursuant to the terms herein) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the 1933 Act.

6.5 Indemnification Payments. The indemnification required by Sections 6.1 and Section 6.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6  Contribution. If the indemnification provided for in Sections 6.1 and
Section 6.2 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder of Registrable Securities or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder of Registrable Securities or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder of Registrable Securities or by the underwriter and the parties' relative intent, knowledge, access to information supplied by the Company, by the holder of Registrable Securities or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained herein, and in no event shall the obligation of any indemnifying party to contribute under this Section 6.6 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation (even if the holders of Registrable Securities and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this Section 6.6, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities in the applicable Registration Statement or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          ARTICLE VII
                            RULE 144

7.1 Rule 144. The Company shall file in a timely manner the reports required to be filed by the Company under the 1933 Act and the 1934 Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the SEC under the 1933
Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 7.1.

                          ARTICLE VIII
                         MISCELLANEOUS

8.1 Amendments And Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of the fifty-one percent (51%) or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Warrants and the Convertible Security (if such Securities had not been exercised or converted in full as of the date such consent ifis sought). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

8.2 Nominees For Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of Shares of Registrable Securities held by a holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership or such Registrable Securities.

8.3 Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Note Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax, email or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities; Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation.

8.5 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

8.7 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State or Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

8.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

8.9 Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

8.10 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

8.11 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

8.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

8.14 Person. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity

                 [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

PCS EDVENTURES!.COM, INC.


By:  /S/Anthony A. Maher
Anthony A. Maher
Chief Executive Officer

INVESTOR


BARRON PARTNERS LP
By:  Barron Capital Advisors, LLC, its General Partner

By: /s/Andrew Barron Worden
Andrew Barron Worden
President
730 Fifth Avenue, 9th Floor
New York NY 10019

                            Exhibit D

                         Escrow Agreement

                         ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made as of December 29, 2005 by and among PCS Edventures!.COM, Inc., an Idaho corporation (the "Company"); Barron Partners L.P. ("Barron"); and Hawley Troxell Ennis & Hawley LLP (the "Escrow Agent").

     WHEREAS, Barron is purchasing from the Company a One Million Dollar ($1,000,000) Convertible Note and Warrants to purchase 5,000,000 shares of Company's Common Stock, with the purchase price of $1,000,000 (the "Funds") to be utilized by the Company (excluding amounts paid by the Company for legal and administrative fees, investment banking fees or due diligence costs in connection with the sale of such securities) as part of the money needed by the Company for working capital and acquisitions; and

     WHEREAS, the Company and Barron desire to enter into this Agreement to provide that (i) the Company and Barron shall provide the executed Transaction Documents (as defined below) to the Escrow Agent as of the date of this Agreement, (ii) Barron shall provide the Funds to the Escrow Agent as of the date of this Agreement, (iii) the Escrow Agent shall thereafter hold the Funds and the Transaction Documents pending the closing or the termination of the issuance of Note and Warrants in accordance with the terms and provisions of the Note Purchase Agreement by and between the Company and Barron (iv) the Escrow Agent shall either release the Funds to the Company upon the satisfaction of the items listed in Article III of the Note Purchase Agreement or the Escrow Agent shall return the Funds to Barron upon the failure to satisfy the closing conditions set forth therein to the extent such conditions are not waived by the pertinent party, and (v) the Escrow Agent shall either release to the Company and Barron the fully executed Transaction Documents in the event the Escrow Agent releases the Funds to the Company, or the Escrow Agent shall destroy the Transaction Documents in the event the Escrow Agent returns the Funds to Barron.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:


                           ARTICLE 1
                      TERMS OF THE ESCROW

     1.1 The parties hereby agree to have the law firm of Hawley Troxell Ennis & Hawley LLP act as Escrow Agent, whereby the Escrow Agent shall receive the Funds in escrow and distribute the same as set forth in this Agreement. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement, dated an even date herewith between the Company and Barron (the "Note Purchase Agreement"), and the documents related thereto, with this Agreement being an exhibit to such Note Purchase Agreement. The various documents and instruments to be delivered to the Escrow Agent and thereby to the parties in order to close the transaction are set forth in
Section 3.2 and 3.3 of the Note Purchase Agreement (collectively, the "Transaction Documents"). The Escrow Agent hereby acknowledges that it is familiar with the terms and provisions of the Purchase Agreement.

     1.2 Upon the execution of this Agreement, the Company and Barron shall deliver the executed Transaction Documents to the Escrow Agent as of the date of this Agreement and Barron shall submit a wire or check in the amount of the Funds to the Escrow Agent. The Escrow Agent shall thereafter hold the Funds and the Transaction Documents until the first to occur of (a) such time that the Escrow Agent has received written instructions from Barron to release the funds from Escrow to the Company or (b) January 25th, 2006. Upon receipt of written instructions from Barron to release the funds from Escrow to the Company, the Escrow Agent shall deliver signed counterparts of the Transaction Documents to Barron and the Company and disburse the Funds to the Company. If confirmation of the Transfer Instruction is not delivered by January 25th, 2006, upon delivery thereon or thereafter to the Escrow Agent of written notice from Barron, the Escrow Agent shall immediately return the Funds and the Transaction Documents signed by Barron to Barron and return to the Company the Transaction Documents signed by the Company.

     1.3  Upon the completion by the Escrow Agent of its obligations under
Section 1.2, this Agreement shall terminate and the Escrow Agent shall have no further liability hereunder.

     1.4 This Agreement may be altered or amended only with the written consent of all of the parties hereto. In the event the Company or Barron attempts to change this Agreement in a manner, which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and Barron in writing. In the case of the Escrow Agent's resignation, the only duty of the Escrow Agent, until receipt of a joint written notice from the Company and Barron (the "Transfer Instructions") that a successor escrow agent has been appointed, shall be to hold and preserve the Funds and the Transaction Documents that are in its possession. Upon receipt by the Escrow Agent of said notice from the Company and Barron of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Funds to such successor escrow account to be thereafter held by such successor escrow agent, the Escrow Agent shall promptly thereafter transfer the Funds and deliver the Transaction Documents to said successor escrow agent. Immediately after said transfer of the Funds and delivery of the Transaction Documents to said successor escrow agent, the Escrow Agent shall furnish the Company and Barron with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Company and Barron after notice of resignation has been given, except only for the Transfer Instructions.

     1.5 The Escrow Agent shall be reimbursed by the Company for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Company or Barron in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Funds received from Barron and to deliver the Funds under the terms hereof. The Company and Barron each agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction, including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement. The parties each and all acknowledge and recognize that the Escrow Agent has also served and shall continue to serve as the legal counsel to the Company and the parties each and all waive any claim of any conflict of interest as a result thereof. The occurrence of any dispute between Company and Barron in connection with this Agreement shall not disqualify Escrow Agent from continued legal representation of Company in connection with such dispute.

     1.6 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

     1.7 The Escrow Agent is hereby expressly authorized to disregard any and all warnings or orders given by any of the parties hereto or by any other person or corporation, excepting only the Transfer Instructions and/or orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, including but not limited to the Transfer Instructions, then the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree or orders being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     1.8 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     1.9 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

     1.10 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Funds and/or the Transaction Documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion
(a) to retain the Funds and the Transaction Documents in the Escrow Agent's possession, without liability to anyone, until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Funds and the Transaction Documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the District of Columbia in accordance with the applicable procedure therefor.


                           ARTICLE 2

                         MISCELLANEOUS

     2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

     2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     2.3 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

     2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

     2.5 (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

          (b)  ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION
OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE APPROPRIATE FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK, WITH EACH PARTY HERETO AGREEING TO SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE IN SUCH COURT. EACH OF THE PARTIES HERETO CONSENTS TO THIS JURISDICTION PROVISION IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN. PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHTS TO TRIAL BY JURY.

     2.6 All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered by a national overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:               If to Barron, to:

PCS Edventure!.COM, Inc.             Barron Partners L.P.
345 Bobwhite Court, Suite 200        c/o Barron Capital Advisors LLC
Boise, ID 83706                      730 Fifth Avenue
Attn: Anthony A. Maher,              9th Floor
     Chief Executive Officer         New York, New York
                                     Attn:  Andrew Barron Worden

                    If to the Escrow Agent:

                    Hawley Troxell Ennis & Hawley LLP
                    877 Main Street Suite 1000
                    P.O. Box 1617
                    Boise, Idaho  83701-1617
                    Attn:  Richard Riley, Esq.

     2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; the Escrow Agent does not become a party to the Transaction Documents.

     2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

     2.9 This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.


            [Signatures appear on the following page]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATTEST:                          PCS Edventures!.COM, Inc.



_______________________          By:/s/ Anthony A. Maher
_______________, Secretary       Anthony A. Maher, Chief Executive
                  Officer


                                 BARRON PARTNERS L.P.

                                 By:  Barron Capital Advisors LLC,
                                 General Partner

____________________________     By: ____________________   [SEAL]
Name:                            Andrew Barron Worden
Witness                          Managing Member



ESCROW AGENT:

Hawley Troxell Ennis & Hawley  LLP



By: /s/Richard A. Riley
Richard A. Riley, Partner